UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Hidden Ridge

Irving, Texas 75038

(Address of principal executive offices and zip code)

(972) 444-9001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Purchase Agreement

On April 1, 2021, Pioneer Natural Resources Company, a Delaware corporation (“Parent”), and its wholly owned subsidiary Pioneer Natural Resources USA, Inc. (the “Purchaser” and together with Parent, the “Pioneer Parties”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Double Eagle III Midco 2, LLC (the “Seller”), an indirect wholly-owned subsidiary of DoublePoint Energy, LLC pursuant to which the Seller agreed to sell all of the outstanding membership interests of Double Eagle III Midco 1 LLC (“Double Eagle”) to the Purchaser (the “Transaction”).

Under the terms and conditions of the Purchase Agreement, the aggregate consideration to be paid to the Seller in the Transaction will consist of $1.0 billion in cash and 27,187,500 shares of Parent common stock. Prior to the closing of the Transaction, the Seller will repay all of Double Eagle’s outstanding indebtedness, other than obligations under (a) Double Eagle’s existing senior unsecured notes, of which there is $650 million aggregate principle amount outstanding, (b) amounts outstanding under Double Eagle’s reserve based lending credit facility and (c) certain outstanding letters of credit. At the closing of the Transaction, the Purchaser will pay the Seller $20.0 million to cover certain transaction expenses and employee payments incurred by the Seller in connection with the Transaction.

The Purchase Agreement provides that the closing of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including, among others, (a) the accuracy of the representations and warranties of each party (subject to specified materiality standards), (b) compliance by each party in all material respects with their respective covenants, and (c) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

The Seller and the Pioneer Parties have made customary representations and warranties in the Purchase Agreement. The Purchase Agreement also contains customary covenants and agreements, including covenants and agreements relating to (a) the conduct of Double Eagle’s and Parent’s businesses during the period between the execution of the Purchase Agreement and closing of the Transaction and (b) the efforts of the parties to cause the Transaction to be completed, including actions which may be necessary to cause the expiration or termination of the waiting period under the HSR Act. The Pioneer Parties and the Seller have each agreed to indemnify the other for certain liabilities, including liabilities arising from breaches of certain of such party’s representations, warranties and covenants in the Purchase Agreement, in each case subject to the limitations set forth in the Purchase Agreement.

The Purchase Agreement may be terminated (a) with the mutual written consent of the Seller and the Pioneer Parties or (b) in the event that the Transaction has not been consummated on or before June 30, 2021 (the “Outside Date”), provided that the Outside Date will be automatically extended until July 30, 2021 under circumstances as described in the Purchase Agreement. The Purchase Agreement provides that if the agreement is terminated solely as a result of the material breach or failure of a party’s representations, warranties, or covenants in the Purchase Agreement, the non-breaching party will be entitled to receive $300 million as liquidated damages. In addition, the Purchase Agreement provides that each party will be entitled to specific performance to prevent a breach of the other party’s obligations under the agreement.

In connection with the closing of the Transaction, Parent and the Seller will enter into a registration rights agreement with respect to the shares of Parent common stock to be issued at the closing of the Transaction (the “Issuance”).

The representations, warranties and covenants contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Purchase Agreement, (b) have been qualified by (i) matters specifically disclosed in any reports filed by Parent with the SEC prior to the date of the Purchase Agreement (subject to certain exceptions) and (ii) confidential disclosures made in confidential disclosure letters delivered in connection with the Purchase Agreement, (c) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (e) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Parent’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Parent that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that Parent files with the SEC.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached hereto as Exhibit 10.1.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02. The Issuance will be completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Membership Interest Purchase Agreement, dated as of April 1, 2021, by and among Pioneer Natural Resources Company, Pioneer Natural Resources USA, Inc. and Double Eagle III Midco 2, LLC*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Parent agrees to furnish to the SEC a copy of any omitted schedule upon request.

Cautionary Statement Regarding Forward-Looking Information

Except for historical information contained herein, the statements in this Form 8-K are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Parent and Double Eagle are subject to a number of risks and uncertainties that may cause Parent’s and Double Eagle’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, the risk that the Parent’s and Double Eagle’s businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related issues; the effect of future regulatory or legislative actions on the companies or the industries in which they operate, including the risk of new restrictions with respect to development activities on Parent’s or Double Eagle’s assets; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the risk that Parent may be unable to obtain governmental and regulatory approvals required for the proposed transaction, or that required governmental and regulatory approvals may delay the proposed transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied; the length of time necessary to consummate the proposed transaction, which may be longer than anticipated for various reasons; potential liability resulting from pending or future litigation; changes in the general economic environment, or social or political conditions, that could affect the businesses; the potential impact of the announcement or consummation of the proposed transaction on relationships with customers, suppliers, competitors, management and other employees; the effect of this communication on Parent’s stock price; transaction costs; volatility of commodity prices, product supply and demand; the impact of a widespread outbreak of an illness, such as the COVID-19 pandemic, on global and U.S. economic activity, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform Parent’s and Double Eagle’s drilling and operating activities, access to and availability of transportation, processing, fractionation, refining, storage and export facilities; Parent’s and Double Eagle’s ability to replace reserves, implement its business plans or complete its development activities as scheduled; access to and cost of capital; the financial strength of counterparties to Parent’s and Double Eagle’s credit facility, investment instruments and derivative contracts and purchasers of Parent’s and Double Eagle’s oil, natural gas liquids and gas production; uncertainties about estimates of reserves and resource potential; identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying forecasts, including forecasts of production, cash flow, well costs, capital expenditures, rates of return to shareholders, expenses, cash flows from purchases and sales of oil and gas net of firm transportation commitments, sources of funding and tax rates; quality of technical data; environmental and weather risks, including the possible impacts of climate change; cybersecurity risks; ability to implement stock repurchases; the risks associated with the ownership and operation of Parent’s oilfield services businesses and acts of war or terrorism. These and other risks are described in Parent’s Annual Report on Form 10-K for the year ended December 31, 2020 and other filings with the Securities and Exchange Commission. In addition, Parent and Double Eagle may be subject to currently unforeseen risks that may have a materially adverse impact. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Parent undertakes no duty to publicly update these statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor
Vice President and Chief Accounting Officer

Date:	April 2, 2021